Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1, Amendment # 2, of our report dated March 14, 2008, relating to the financial statements of Lamberts Cove Acquisition Company, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C. Rothstein, Kass & Company, P.C
.

Roseland, New Jersey
May 13, 2008